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                                        SECURITIES AND EXCHANGE COMMISSION

                                              WASHINGTON, D. C. 20549

                                                    ----------

                                                     FORM 8-K

                                                  CURRENT REPORT

                                      PURSUANT TO SECTION 13 OR 15(D) OF THE
                                          SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 15, 1998



                             ML OKLAHOMA VENTURE PARTNERS, LIMITED PARTNERSHIP
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                         (Exact name of registrant as specified in its charter)


Oklahoma                                                0-17198      73-1329487
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(State or other jurisdiction of (Commission File No.)          (I.R.S. Employer
incorporation or organization)                              Identification No.)

Meridian Tower, Suite 1060
5100 East Skelly Drive
Tulsa, Oklahoma                                                           74135
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code: (918) 663-2500

                ML OKLAHOMA VENTURE PARTNERS, LIMITED PARTNERSHIP


Item 5.  Other Events.

On September 15, 1998, ML Oklahoma Venture Partners, Limited Partnership (the "Partnership") received $1,278,800, representing the net proceeds from the sale of its investment in Independent Gas Company Holdings, Inc. (the "Company"), realizing a gain of $811,464. Such investment was sold back to Independent Gas Company in connection with a recapitalization of the Company. The sale will be recorded by the Partnership in its interim report for the quarter ending September 30, 1998.

On September 28, 1998, the General Partners of the Partnership, approved a cash distribution totaling $880,222 to be paid to Partners in October 1998. Limited Partners of record on September 30, 1998 will receive $871,080 or $85 per unit of limited partnership interest, and the General Partners will receive $9,142.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


              ML OKLAHOMA VENTURE PARTNERS, LIMITED PARTNERSHIP


By:           MLOK Co., Limited Partnership
              its Managing General Partner


By:           Merrill Lynch Venture Capital Inc.
              its General Partner


By:           /s/     Robert Aufenanger            Date:    September 28, 1998
              ---------------------------------             ------------------
              Robert Aufenanger
              Executive Vice President and Director